UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2015

Gevo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 13, 2015, Gevo, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). As of the record date for the Special Meeting, there were 141,032,091 shares of the Company’s common stock outstanding. At the Special Meeting, the holders of 96,101,917 shares were represented in person or by proxy. Set forth below is a brief description of the matter voted upon at the Special Meeting and the voting result with respect to that matter. The proposal is more fully described in the Company’s definitive proxy statement for the Special Meeting which was filed with the U.S. Securities and Exchange Commission on March 6, 2015.

The stockholders considered a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of common stock, by a ratio of not less than one-for-ten and not more than one-for-thirty at any time on or prior to June 27, 2015, with the exact ratio to be set at a whole number within this range by the Board of Directors of the Company in its sole discretion.

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,983,506	13,886,046	1,232,365	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Brett Lund
Brett Lund
Chief Legal Officer, General Counsel & Secretary

Date: April 14, 2015